JOINT VENTURE AGREEMENT

This Joint Venture Agreement (“Agreement”) is by and between MODERN COAL, LLC, a Texas limited liability company,(“Modern”) and GLOBAL EARTH ENERGY INC., a Nevada corporation (the “Company”), each a “Party” and collectively the “Parties.”

In consideration of the mutual promises and covenants hereinafter contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.

Modern represents and warrants that it has the right to purchase and operate the properties described in the Firm Corporate Offer for International Coal Sales dated April 4, 2011 between Modern and Advent Enterprises Inc. (the “Coal Project”).

2.

In consideration for the execution of this Agreement, based upon the representations and warranties of Modern herein, and to fund production and sales of coal from the Coal Project, the Company agrees to provide $10,000,000.00 as equity for the joint venture contemplated by this agreement, within five business days after the receipt of proceeds from an affiliate company of the Company, said affiliate to be created for this transaction.  Further, the Company will provide additional funding of $10,000,000.00 as equity for the joint venture within 30 days of the receipt of said proceeds.  Further, the Company will provide additional funding of $5,000,000.00 as equity for the joint venture within 45 days of the receipt of said proceeds.  In the event that the Company is not able to provide the financing described in this paragraph, then this Agreement shall terminate and neither Party shall have any liability to the other hereunder.

3.

Any distributions from the Coal Project shall be split as follows: twenty five percent (25%) shall be distributed to Modern and twenty five percent (25%) shall be distributed to the Company.  The remaining 50% is to be owned jointly and equally between the affiliate of the Company described in Paragraph 2 above and Modern.

4.

Modern shall provide the day-to-day operational management for the joint venture.  Modern shall provide to the Company, on a regular basis but not less than quarterly, a balance sheet, income statement (year-to-date and for the period since the last income statement provided to the Company), and other reports as may be needed by the Company for its records.

The joint venture anticipates the issuance, on at least a quarterly basis, of distributions of its excess cash, in accordance with the respective percentages as previously defined.  However, the joint venture may choose at any time to reinvest the distributions, or any portion of the distributions, into the operations of the joint venture with the mutual consent of both Parties.

All major acquisitions and divestitures (cumulatively affecting more than 10% of the assets of the joint venture), funding from any source other than the Company, or other material structural or financial change (other than in the normal course of business) will require the mutual consent of both Parties.

5.

The relationship of Modern to the Company shall be that of an exclusive partner.  Neither federal, state, nor local income tax, payroll tax, nor any foreign tax of any kind shall be withheld or paid by Modern on behalf of the Company.  Modern and the Company each understand and agree that at no time does either Party acquire rights, interest, or title in any product or service or equity of the other Party and that all copyrights, marks, patents, intellectual rights, and any and all other proprietary rights of each Party remain and shall always remain the property of such Party.

6.

Each Party represents and warrants to the other Party that it is not party to any agreement, contract, or understanding which will in any way restrict or prohibit it from entering into this Agreement and performing its obligations hereunder in accordance with the terms and conditions of this Agreement.  Neither Party represents or warrants that it currently has any license or permit, foreign or domestic that may be required to sell the coal as contemplated by this Agreement.

7.

Both Parties shall indemnify and hold harmless the other Party and its affiliates from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts (collectively “Claims”) arising from any and all claims, costs, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) (collectively “Proceedings”) in which either Party may be involved, or threatened to be involved as a party or otherwise that as a result of or arising out of (a) either Party’s acts or omissions, or (b) a breach by either Party of any of its representations, warranties, covenants, or agreements under this Agreement.

In claiming any indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party with written notice of any claim, which the indemnified Party believes falls within the scope of the foregoing paragraphs.  A Party’s failure to give prompt written notice shall relieve the indemnifying Party of its obligations hereunder, but only to the extent that such failure to give notice prejudices the indemnifying Party’s ability to defend such claim.  The indemnifying Party thereafter shall have sole control of the defense of any such claim (with counsel reasonably satisfactory to the indemnified party) and all negotiations for settlement; provided, however, that the indemnified Party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense and all negotiations relative to the settlement of any such claim and, further provided, that any settlement intended to bind the indemnified Party in any way other than the payment of a financial settlement within the scope of the indemnity or which may adversely affect the indemnified Party’s continuing business activities shall not be final without the indemnified Party’s written consent, which shall not be unreasonably withheld.  The indemnified Party will provide the indemnifying Party with all reasonably necessary assistance, information, and authority to perform the foregoing, all at the indemnifying Party’s expense.

All amounts to be paid under the indemnification provisions of this Agreement shall be paid by the indemnifying Party to the indemnified Party as such claims are incurred.

The obligations of the parties under this section shall survive the termination of this Agreement.

8.

Except as may be required with respect to indemnification, under no circumstances shall either Party be liable for any indirect, incidental, economic, special, punitive or consequential damages, whether for breach of contract, negligence or under any other cause of action, that result from the relationship or the conduct of business contemplated herein.

9.

Both Parties acknowledge that each may receive or learn Confidential Information about the other Party and its customers during the course of this Agreement.  The Party receiving the Confidential Information shall: (a) maintain it in confidence, except to the extent necessary to carry out the purposes of this Agreement, in which event written confidentiality restrictions shall be imposed upon the Party to whom such disclosures are made; and (b) use at least the same degree of care in maintaining its secrecy as it uses in maintaining the secrecy of its own Confidential Information, but in no event less than a reasonable degree of care.  “Confidential Information” means all proprietary, secret, or confidential information or data relating to either Party and its operations, employees, products or services, clients, and customers.

Information shall not be considered Confidential Information to the extent that such information is: (a) already known to the receiving Party free of any restriction at the time it is obtained; (b) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) becomes publicly available through no wrongful act of the receiving Party; (d) independently developed by the receiving Party without reference to any Confidential Information of the other; or (e) required to be disclosed by law, rule or regulation.

This paragraph shall survive for a period of three years after termination of this Agreement.

10.

This Agreement shall be binding in all respects upon the Parties hereto and their successors.

11.

This Agreement expresses the entire understanding between the Parties concerning its subject matter and supersedes all prior agreements made between the Parties with respect to the subject matter hereof.  This Agreement may not be modified except by a written instrument signed by all Parties.  The failure of a Party to insist upon adherence to any term of this Agreement shall not be considered a waiver or deprive the Party of the right thereafter to insist upon strict adherence to that term or any other term in this Agreement.

12.

This Agreement is executed voluntarily and without any duress or undue influence on the Parties or their officers, employees, agents, or attorneys and no Party is relying on any inducement, promises, or representations made by any other Party or any of its officers, employees, agents, or attorneys other than as set forth in this Agreement.

13.

This Agreement shall be enforceable upon the exchange of facsimile signatures and scanned and emailed signatures.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

14.

All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail.

If to the Company:

Global Earth Energy, Inc.

Attn: Sydney A. Harland

1213 Culberth Drive

Wilmington, North Carolina 28405

Telephone (910) 270-7749

Telecopier (910) 270-6640

E-mail sydneyharland@globalearthenergy.com

If to Modern:

Modern Coal, LLC

Attn: Brad Lamar

3327 W. Wadley, Suite 3-317

Midland, Texas 79707

Telephone (432) 349-0475

Telecopier (248)-920-0396

Email Moderncoal@Gmail.com

Either Party may change its address upon 10 days’ written notice to the other Party.

15.

The rights and obligations of Modern and the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Modern and the Company.

16.

If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.

The Parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the Parties are unable to agree upon a lawful substitute, then either Party may request that a court, or other authority called upon to decide the enforceability of this Agreement, modify those restrictions in this Agreement that, once modified, will result in an agreement that is consistent with the intent of the Parties and is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

17.

This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to any conflicts of law’s provisions thereof.  Each Party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Hanover County, North Carolina, as well as of the Courts of the State of North Carolina in Hanover County, North Carolina over any suit, action, or proceeding arising out of or relating to this Agreement.  Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action, or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action, or proceeding brought in such county has been brought in an inconvenient forum.

18.

Both Parties waive any right to trial by jury in any legal proceeding between the Parties and arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of April 7, 2011.

MODERN COAL, LLC

By /s/ Brad Lamar________________

Brad Lamar, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland________________

Sydney A. Harland, Chief Executive Officer